UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900 or (213) 683-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Given the increasing credit market turmoil and current uncertainty regarding the real estate financing environment, we are providing information concerning our potential exposure to these events. Recently, the credit markets (including the real estate financing markets) have experienced increasing credit spreads along with decreasing liquidity and availability of debt and equity capital. The initial impact was focused in the single-family residential real estate mortgage markets in the United States, but has more recently begun to impact the commercial real estate markets. If we are unable to obtain debt financing on desirable terms, we may initially fund acquisitions for cash, or with reduced amounts of debt financing.

Our leverage continues to be modest with approximately $156,700,000 in current consolidated debt. Our $45,000,000 Revolving Credit Facility with Bank of America matures in August 2010 and currently has no amount outstanding. Other than this Revolving Credit Facility, none of our debt matures prior to 2011 and all of our debt is at fixed interest rates, except for a floating-rate mortgage at our 602 Central Blvd. property in the United Kingdom, which is subject to an interest rate cap agreement. Substantially all of our cash is held in Wells Fargo and the Royal Bank of Scotland cash management accounts, which we actively monitor.

Our current consolidated and unconsolidated portfolio, a substantial portion of which was acquired within the past 14 months, includes 55 properties with a total acquisition cost of approximately $635,000,000 (including our pro rata share of effective ownership for our joint venture owned properties, excluding our total investment in CBRE Strategic Partners Asia). We currently have more than 100 tenants in these properties, operating across a wide range of industries. No significant tenant is in default or materially delinquent under the terms of its lease. We do not own any debt investments, including any mezzanine mortgages, securitized commercial mortgage backed securities (CMBS or CDOs), or other real estate-related loans. We are not a landlord to, nor do we have a lending relationship with, Bear Stearns, Merrill Lynch, Lehman Brothers, AIG, Washington Mutual, Fannie Mae or Freddie Mac.

This Current Report on Form 8-K contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties: our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our products, operations and business; and the use of the proceeds of our initial offering and subsequent offerings. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements: national, regional and local economic climates; future terrorist attacks in the United States or abroad; changes in supply and demand for office, retail, industrial and multi-family residential properties; our ability to maintain rental rates and maximize occupancy; our ability to identify acquisitions; our pace of acquisitions and/or dispositions of properties; our corporate debt ratings and changes in the general interest rate environment; the condition of capital and credit markets; the actual outcome of the resolution of any conflict; our ability to successfully operate acquired properties; our ability to qualify as a REIT; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and our operating partnership’s ability to satisfy the rules in order for it to qualify as a partnership for U.S. federal income tax purposes; accounting principles and policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; and environmental, regulatory and/or safety requirements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

October 7, 2008	By:	/s/ Jack A. Cuneo
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer